UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Shuman Blvd. Suite 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 4, 2014, General Employment Enterprises, Inc. (the “Company”) and ACF FINCO I LP (successor-in-interest to Keltic Financial Partners II, LP), a limited partnership formed under the laws of the State of Delaware (“Lender”) entered into a Second Amendment and Waiver to the Loan and Security Agreement between the Company, the Company’s subsidiaries, and Keltic (the “Amendment”). The Amendment, which is effective as of December 3, 2014, modifies the EBITDA covenant in the Loan and Security Agreement between the parties dated September 27, 2013 (the “Original Agreement”) and contains a waiver by Keltic of any default(s) by the Company under the Original Agreement. In consideration of the foregoing modification the Company paid Keltic $20,000. Concurrently with the execution of the Amendment, the Company’s subsidiaries and Michael Schroering, a director of the Company, Brio Capital Master Fund, LTD and Andrew Norstrud, the Company’s Chief Executive Officer, executed a reaffirmation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 9, 2014	GENERAL EMPLOYMENT ENTERPRISES, INC.

	By:	/s/ Andrew J. Norstrud
	Name:	Andrew J. Norstrud
	Title:	Chief Executive Officer